FIRST AMENDMENT TO
                              AMENDED AND RESTATED
                           EWP BRIDGE LOAN AGREEMENT


     THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (the "Amendment") is made and entered into as of the 18 day of March, 2002 by and between KEYSTONE CONSOLIDATED INDUSTRIES, INC., a Delaware corporation (the "Company"), and the lenders listed in Annex I hereto (individually a "Lender" and collectively, the "Lenders").

                                    Recitals:

     WHEREAS, the Company and the Lenders, among others, have entered into that certain Amended and Restated EWP Bridge Loan Agreement dated as of November 21, 2001 (the "Loan Agreement");

     WHEREAS, the Company and the Lenders wish to amend the Loan Agreement as provided herein; and

     WHEREAS, capitalized terms used but not otherwise defined herein shall have the same meanings given to such terms in the Loan Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein, the parties hereto do hereby agree as follows:

     SECTION 1. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

          (a) Section 3.3 of the Loan Agreement shall be amended by deleting such section in its entirety and replacing it with the following:

                  "3.3. Maturity Date. Unless the same shall become due earlier as a result of acceleration of the maturity, the Loans shall mature on December 31, 2002 (the "Maturity Date"), at which time the outstanding principal balance of the Loans and all accrued and unpaid interest and commitment fees shall become due and payable."

          (b) Section 6.2(c) of the Loan Agreement shall be amended by deleting such section in its entirety and replacing it with the following:

          "(c) Limitations on Indebtedness. Become or remain obligated, or suffer or permit any Subsidiary to become or remain obligated, for any Indebtedness, except:

               (i) Existing Indebtedness as set forth on Schedule 6.2(c) hereto;

               (ii) Indebtedness arising pursuant to this Agreement; and

               (iii) Indebtedness arising in connection with, and as a part of, the Restructuring."

     SECTION 2. Effect on Loan Agreement and Notes. Upon the effectiveness of this Amendment, all Notes outstanding immediately prior to such effectiveness shall be deemed amended as necessary or appropriate to reflect the terms and conditions set forth in the Loan Agreement as modified by this Amendment, and in the event of a conflict between any term or condition of such Notes and the Loan Agreement as so modified, the Loan Agreement as so modified shall control, notwithstanding any provision of such Notes or the Loan Agreement to the contrary. Except as modified by this Amendment, the Loan Agreement and such Notes are in all respects ratified and confirmed and all of the terms, conditions and provisions thereof shall remain in full force and effect.

     SECTION 3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

     SECTION 4. Headings. The section headings contained in this Amendment are for reference purposes only and will not affect in any way the meaning or interpretation of this Amendment.

     SECTION 5. Counterparts; Facsimile. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment when executed may be validly delivered by facsimile or other electronic transmission.

     SECTION 6. Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction, shall as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  [Remainder of page intentionally left blank.
                            Signature page follows.]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by the undersigned thereunto duly authorized as of the date first written above.

                                 THE COMPANY:

                                 KEYSTONE CONSOLIDATED INDUSTRIES, INC.


                                 By:
                                    -------------------------------------------
                                 Name:
                                    -------------------------------------------
                                 Title:
                                    -------------------------------------------



                                 THE LENDERS:

                                 EWP FINANCIAL LLC


                                 By:
                                    -------------------------------------------
                                 Name:
                                    -------------------------------------------
                                 Title:
                                    -------------------------------------------

                                     ANNEX I
                                                                                                  % of Total
Name of Lender                      Address of Lender                  Commitment                Commitment
--------------                      -----------------                  ----------                ----------

EWP Financial LLC                   Three Lincoln Centre               $6,000,000                      100%
                                    5430 LBJ Freeway
                                    Suite 1740
                                    Dallas, Texas  75240


                                    Total Commitment Amount:  $6,000,000